UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC
8.50% Senior Notes due 2026	IMBIL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement

Securities Purchase Agreement and Warrants

On May 11, 2022, iMedia Brands, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages to the Purchase Agreement (collectively, the “Purchasers”) pursuant to which, among other things, the Company agreed to issue and sell to the Purchasers, in a registered direct offering (the “Offering”), an aggregate of 7,801,303 shares of common stock or pre-funded warrants to purchase common stock, each of which is coupled with a warrant to purchase one share of common stock. In more detail, the Company agreed to issue and sell to the Purchasers: (i) 4,136,001 shares of its common stock, at an offering price of $3.07 per share (the “Shares”), (ii) pre-funded warrants to purchase up to 3,763,022 shares of its common stock at an offering price of $3.0699 per pre-funded warrant (the “Pre-Funded Warrants”), which represents the per share offering price of its common stock less the $0.0001 per share exercise price for each pre-funded warrant and (iii) warrants to purchase up to 7,899,023 shares of its common stock, with a per share exercise price of $2.94 (the “Common Warrants”), which will only be exercisable for common stock upon receipt of shareholder approval of an increase in the number of authorized shares of the Company’s common stock to 40,000,000 pursuant to an amendment to the Company’s Articles of Incorporation, which the Company will first seek to obtain at its upcoming 2022 annual meeting of shareholders (the “Charter Amendment”), and will be exercisable until the earlier of (a) five years from the date of receiving shareholder approval of the Charter Amendment and (b) six years from the date of warrant issuance. Of these securities, 97,720 Shares and 97,720 Common Warrants are being purchased by Craig-Hallum Capital Group LLC (the “Placement Agent”) at a purchase price of $3.07. The initial closing of the Offering is expected to occur on or about May 16, 2022 (the “Initial Closing Date”), subject to customary closing conditions, with subsequent closings to occur within 180 days of the receipt of shareholder approval of the Charter Amendment.

The Purchase Agreement contain customary representations, warranties and agreements of the Company and the Purchasers, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Offering is expected to result in gross proceeds to the Company of approximately $24.0 million, before deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to pay off $7.5 million of its existing debt to Growth Capital Partners, LLC and for working capital and general corporate purposes.

The Offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on August 5, 2021 and declared effective by the Commission on August 12, 2021 (File No. 333-258519), a base prospectus included as part of the registration statement, and a final prospectus supplement the Company expects to file with the Commission pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Faegre Drinker Biddle & Reath LLP, regarding certain Minnesota law issues concerning the securities sold in the Offering.

Each Pre-Funded Warrant has an exercise price of $0.0001 per share of common stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, became exercisable immediately upon issuance and will survive until it is exercised in full.

Each Common Warrant has an exercise price of $2.94 per share of common stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable at any time on or after the date the Charter Amendment is filed and accepted with the State of Minnesota until the earlier of (a) five years from the date of receiving shareholder approval of the Charter Amendment and (b) six years from the date of warrant issuance.

Placement Agent Agreement

In connection with the Offering, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with the Placement Agent. Pursuant to the Placement Agent Agreement, Craig-Hallum Capital Group LLC is acting as the sole placement agent for the Offering and the Company agreed to pay to the Placement Agent a fee equal to 6.0% of the gross proceeds received by the Company in the Offering in the form of cash.

The foregoing summaries of the Purchase Agreement, the Placement Agent Agreement, the form of Pre-Funded Warrant and the form of Common Warrant do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Purchase Agreement, the Placement Agent Agreement, the form of Pre-Funded Warrant and the form of Common Warrant that are filed herewith as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively.

Item 8.01 Other Events.

On May 12, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
10.1	Form of Securities Purchase Agreement, dated May 11, 2022, by and among iMedia Brands, Inc. and the Purchasers identified on the signature pages to the Securities Purchase Agreement
10.2	Placement Agent Agreement, dated May 11, 2022, by and between iMedia Brands, Inc. and Craig-Hallum Capital Group LLC
99.1	Press Release dated May 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2022		iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer